SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: June 15, 2001

                               ENDOVASC LTD., INC.
             (Exact name of registrant as specified in its charter)

          Nevada                         000-28371              76-0512500
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
incorporation or organization)                            Identification Number)

                          15001 Walden Road, Suite 108
                             Montgomery, Texas 77356
                    (Address of principal executive offices)

                                 (936) 448-2222
              (Registrants' telephone number, including area code)

Item  5.          Other  Events.




     Legal  Proceedings.     We  are a defendant in a civil lawsuit styled David
     -------------------
F. Miller v. Endovasc Ltd., Inc., Number 99-4-02283-CV, in the 9th Judicial District Court of Montgomery County, Texas. The plaintiff claimed damages as a result of an alleged breach of consulting contract with us. A bench trial was held on May 14, 2001. On June 15, 2001, a judgment was entered against us in the amount of $3,240,000.00 plus pre and post judgment interest. This judgment exceeds the book value of our assets. We intend to file a motion for a new trial, and, if necessary, we intend to file an appeal.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ENDOVASC  LTD.,  INC.


June  29,  2001
                                           By:  /s/  David  P.  Summers
                                                     ---------------------------
                                                     David  P.  Summers
                                                     Chief  Executive  Officer



June  29,  2001
                                           By:  /s/  M.  Dwight  Cantrell
                                                     ---------------------------
                                                     M.  Dwight  Cantrell
                                                     Chief  Executive  Officer